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EXHIBIT 2.2   CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                  OF

                         GOLDSEARCH CORPORATION

         The undersigned, Yiu Joe Cheung, President and Secretary, of Goldsearch Corporation, does hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 19th day of March, 1999, adopted a resolution to amend the original articles as follows:

         ARTICLE FIRST is hereby amended to read as follows:

         "The name of the corporation is KINeSYS Pharmaceutical, Inc."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,771,500; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         This Amendment shall be effective as of 9:00 A.M., April 2, 1999.

                                           /s/ Yiu Joe Cheung
                                           -----------------------------
                                           Yiu Joe Cheung, President


                                           /s/ Yiu Joe Cheung
                                           -----------------------------
                                           Yiu Joe Cheung, Secretary

COUNTRY OF CANADA              )
                               ) ss.:
PROVINCE OF BRITISH COLUMBIA   )

         On March 23, 1999, Yiu Joe Cheung personally appeared before me, a Notary Public, who acknowledged that he executed the above instrument.


                                           /s/
                                           -----------------------------
                                           Notary Public